Exhibit 2
                                                                Conformed Copy


          VOTING AGREEMENT, dated as of September 16, 2001 (this "Agreement"), among Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany ("Parent"), and the stockholders of American Water Works Company, Inc., a Delaware corporation (the "Company"), that are parties hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                             W I T N E S S E T H:

          WHEREAS, RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany, Parent, Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement;" capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement), providing for the merger of Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

          WHEREAS, as of the date hereof, each Stockholder is a beneficial owner of, and has the power to vote or direct the vote with respect to, the number of shares of common stock, par value $1.25 per share, of the Company ("Company Common Stock"), as set forth on the signature page hereof beneath such Stockholder's name (with respect to each Stockholder, such Stockholder's "Existing Shares" and, together with any shares of the Company Common Stock or other voting capital stock of the Company as to which the power to vote or direct the vote with respect to is acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder's "Shares"); and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I

                                    VOTING

          1.1 Agreement to Vote. Each Stockholder hereby agrees that it shall, and shall cause the holder of record on any applicable record date to, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of the Company Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause such Stockholder's Shares to be counted as present thereat for purposes of establishing a quorum and (b) vote (or cause to be voted), in person or by proxy, or provide (or cause to be provided) a written consent in lieu of a meeting with respect to, all the Shares of such Stockholder (i) in favor of the approval and adoption of the Merger Agreement and the Merger, (ii) against (x) any Takeover Proposal (other than the Merger Agreement and the Merger), (y) any proposal, action or transaction that would reasonably be expected to materially impede or delay the Merger, or materially adversely affect the Merger Agreement or the consummation of the Merger (so long as, in the case of this clause (y), Parent requests in writing, at or prior to the meeting or written consent, that such Stockholder vote against any such proposal, action or transaction) or (z) any amendment to the Company's Restated Certificate of Incorporation or By-laws which amendment would reasonably be expected to materially impede or delay the Merger, or materially adversely affect the Merger Agreement or the consummation of the Merger (so long as, in the case of this clause (z), Parent requests in writing, at or prior to the meeting or written consent, that such Stockholder vote against any such amendment).

          1.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights and ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent and Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein.

          1.3 No Inconsistent Agreements. Each Stockholder hereby represents to Parent and covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Stockholder (a) has not entered, and at any time while this Agreement remains in effect shall not enter, into any voting agreement or voting trust with respect to any Shares which is inconsistent with such Stockholder's obligations under this Agreement and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to any Shares which is inconsistent with such Stockholder's obligations under this Agreement.


                                  ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

          Each Stockholder hereby, severally and not jointly, represents and warrants as to itself to Parent as follows:

          2.1 Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder or any record holder of such Stockholders' Shares are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms. No Stockholder who is executing and delivering this Agreement in a trustee capacity is required to obtain the consent of any beneficiary or other person to execute and deliver this Agreement or to consummate the transactions contemplated hereby, other than any consent that has been obtained as of the date hereof.

          2.2 Shares. Such Stockholder's Existing Shares are, and all of its Shares from the date hereof through and on the date of the Stockholders Meeting will be, owned beneficially as indicated on the signature page hereto for such Stockholder and such Stockholder has, and through the date of the Stockholders Meeting will have, the power to vote or direct the vote with respect to all such Shares (subject to any dispositions of Shares permitted by Section 3.1(a) hereof). Such Stockholder has and will have the power to vote and the power to issue instructions with respect to the matters set forth in Article I hereof, in each case with respect to all of such Stockholder's Existing Shares and with respect to all of such Stockholder's Shares on the date of the Stockholders Meeting, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.


                                 ARTICLE III

                                OTHER COVENANTS

          3.1 Further Agreements of Stockholders.

               (a) Each Stockholder, severally and not jointly, hereby agrees, from the date hereof until the completion of the Stockholders Meeting, not to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Existing Shares or any Shares acquired after the date hereof, except (i) by testamentary disposition or operation of law (including, without limitation, the laws of intestacy) or (ii) to a person who agrees in writing, in an instrument reasonably acceptable to Parent, to be bound by this Agreement as a Stockholder, including Section 1.1; provided, however, that, notwithstanding the provisions of this Section 3.1(a), such Stockholder may Transfer that number of Shares set forth opposite its name on Exhibit A hereto without compliance with this sentence; provided that each such Transfer is not, to the knowledge of such Stockholder, to a person who has made a Takeover Proposal.

               (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the

Shares may be changed or exchanged or which are received in such transaction.


                                  ARTICLE IV

                                 MISCELLANEOUS

          4.1 Termination. This Agreement shall automatically terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; or (c) with respect to any Stockholder, any amendment to the Merger Agreement that (i) is material and adverse to such Stockholder, and (ii) is executed subsequent to the date of this Agreement. For purposes of this
Section 4.1, a material and adverse amendment to the Merger Agreement includes, without limitation, any amendment, modification, change or waiver to the terms of the Merger Agreement, in any case that results in any decrease in the price to be paid per share of Company Common Stock, any change in the form of consideration to be used to purchase Shares that results in a reduction of the amount of cash to be paid in respect thereof or any delay in the deposit with the Paying Agent of all cash required to be deposited pursuant to Section 2.02(a) of the Merger Agreement (as in effect on the date hereof) beyond the fifth business day after the time at which the Merger becomes effective. Nothing in this Section 4.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

          4.2 Further Assurances. From time to time, at Parent's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to carry out the provisions of this Agreement.

          4.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

               (a) If to Parent, to

               Thames Water Plc
               Clearwater Court
               Vastern Road
               Reading RGI 8DB
               United Kingdom

               Attention:  Jim McGivern
                           Janet Ravenscroft
                           Helmut Kempf

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Attention:  Peter S. Wilson, Esq.
                           Mark I. Greene, Esq.
               Telecopy:   (212) 474-3700

               (b) if to a Stockholder, as provided on Exhibit B hereof.

          4.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          4.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the Parent and each Stockholder to be affected thereby.

          4.7 Stockholder Capacity. No person executing this Agreement who is or becomes during the term of this Agreement an officer or director of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such officer or director. Without limiting the generality of the foregoing, each Stockholder signs solely in his or her capacity as the beneficial owner of such

Stockholder's Shares and nothing herein shall limit or affect any action taken by a Stockholder in his or her capacity as an officer or director of the Company.

          4.8 Several Basis. The parties hereto agree and acknowledge that each Stockholder's duties, obligations, covenants, representations and warranties are made individually and on a several and not joint basis, and, if made by a trustee of a trust that owns Shares, are made by such trustee in his or her fiduciary capacity, and not individually.

          4.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

          4.10 Assignment. Except as provided in Section 3.1(a), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 4.9 shall be void. Subject to the preceding sentences of this
Section 4.9, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

          4.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          4.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than any Delaware state court or any Federal court located in the State of Delaware and (iv) waives any right to trial by jury with respect to any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any Delaware state court or any Federal court located in the State of Delaware, and hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, Parent and each of the Stockholders have signed or caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized, as of the date first written above.

                                        Thames Water Aqua Holdings GmbH


                                        By:   /s/ Richard R. Klein
                                              ---------------------------------
                                              Name: Richard R Klein
                                              Title: Attorney-in-Fact

                                        By:   /s/ William John Alexander
                                              ---------------------------------
                                              Name: William John Alexander
                                              Title: Attorney-in-fact

                                        By:   /s/ Marilyn Ware
                                              ---------------------------------
                                              Name: Marilyn Ware

                                        As Managing General Partner of
                                        Waterworks Associates, L.P., a
                                        Delaware limited partnership, with
                                        respect to 3,687,605 Existing Shares.

                                        As Manager of Amworks, L.L.C., a
                                        Delaware limited liability company,
                                        with respect to 1,225,864 Existing
                                        Shares.


                                        Existing Shares: 4,913,469

                                        By:   /s/ Marian S. Ware
                                              ---------------------------------
                                              Name: Marian S. Ware

                                        In her individual capacity, with
                                        respect to 4,050,239 Existing Shares.

                                        Existing Shares: 4,050,239

                                        HARDING MOTT FAMILY TRUST

                                        By:   /s/ William S. White
                                              ---------------------------------
                                              Name: William S. White
                                              Title: Trustee

                                        By:   /s/ Frederick S. Kirkpatrick
                                              ---------------------------------
                                              Name: Frederick S. Kirkpatrick
                                              Title: Trustee

                                        Existing Shares: 4,769,720

                                        CLAIRE INVESTMENT COMPANY

                                        By: CLAIRE M. WHITE 1946 TRUST, as
                                            general partner

                                             By: /s/ William S. White
                                                 -----------------------------
                                                 Name: William S. White
                                                 Title: Trustee


                                        By: CLAIRE M. WHITE 1952 TRUST, as
                                            general partner

                                             By: /s/ William S. White
                                                 -----------------------------
                                                 Name: William S. White
                                                 Title: Trustee


                                             By: /s/ Tiffany White Lovett
                                                 -----------------------------
                                                 Name: Tiffany White Lovett
                                                 Title: Trustee

                                        Existing Shares: 2,981,075

                                        Ware Family Investments Limited

                                        By: WARE FAMILY INVESTMENTS, INC., as
                                            general partner

                                            By: RHODA C. WARE REVOCABLE
                                                TRUST, as sole shareholder

                                                By: BESSEMER TRUST COMPANY
                                                    OF FLORIDA, as trustee

                                                    By:/s/ James L. Myers, Jr.
                                                       ------------------------
                                                       Name: James L. Myers, Jr.
                                                       Title: Managing Director

                                                By:/s/ Nancy Wainwright
                                                   ----------------------------
                                                   Name: Nancy Wainwright
                                                   Title: Trustee

                                                By:/s/ Rhoda W. Cobb
                                                   ----------------------------
                                                   Name: Rhoda Cobb
                                                   Title: Trustee

                                                By:/s/ Martha Ware
                                                   ----------------------------
                                                   Name: Martha Ware
                                                   Title: Trustee

                                        Existing Shares: 428,572

                                        RHODA C. WARE REVOCABLE TRUST

                                        By: BESSEMER TRUST COMPANY OF FLORIDA,
                                            as trustee

                                            By:/s/ James L. Myers, Jr.
                                               --------------------------------
                                               Name: James L. Myers, Jr.
                                               Title: Managing Director

                                        By:/s/ Nancy Wainwright
                                           ------------------------------------
                                           Name: Nancy Wainwright
                                           Title: Trustee

                                        By:/s/ Rhoda W. Cobb
                                           ------------------------------------
                                           Name: Rhoda Cobb
                                           Title: Trustee

                                        By:/s/ Martha Ware
                                           ------------------------------------
                                           Name: Martha Ware
                                           Title: Trustee

                                        Existing Shares: 1,451,996

                                        BESSEMER TRUST COMPANY

                                        By: /s/ Bartholomew H. Sharp
                                            -----------------------------------
                                            Name: Bartholomew H. Sharp
                                            Title: Principal

                                        As Trustee for the Irrevocable Trust
                                        For The Benefit Of Nancy Wainwright,
                                        with respect to 1,187,362 Existing
                                        Shares.

                                        As Trustee for the Martha Ware
                                        Irrevocable Trust, with respect to
                                        1,148,212 Existing Shares.

                                        As Trustee for the Martha Ware
                                        Revocable Trust, with respect to
                                        24,919 Existing Shares.

                                        Existing Shares: 2,360,493

                                        BANKERS TRUST FLORIDA, N.A.

                                        By: /s/ Charles B. Fischer, Jr.
                                            -----------------------------------
                                            Name: C.B. Fischer, Jr.
                                            Title: Vice President

                                        As Trustee for Irrevocable Trust For
                                        The Benefit Of Rhoda Cobb, with
                                        respect to 891,784 Existing Shares.

                                        As Trustee for the Rhoda C. Ware
                                        Generation Skipping Trust, with
                                        respect to 37,764 Existing Shares.

                                        Existing Shares: 929,548

                                        MELLON BANK

                                        By: /s/ Barbara F. Buckman
                                            -----------------------------------
                                            Name: Barbara F. Buckman
                                            Title: Vice President


                                        By: /s/ Elizabeth H. Gemmill
                                            -----------------------------------
                                            Name: Elizabeth H. Gemmill

                                        Each as Trustee under the Deed of
                                        Trust of Kenneth Gemmill as appointed
                                        by Will of Catherine G. Cowen, with
                                        respect to 397,048 Existing Shares.

                                        Each as Trustee under the Deed of
                                        Trust of Kenneth Gemmill as appointed
                                        by Will of William K. Gemmill, with
                                        respect to 503,536 Existing Shares.

                                        Each as Trustee under the John K.
                                        Gemmill Appointive Trust #1, with
                                        respect to 142,948 Existing Shares.

                                        Each as Trustee under the John K.
                                        Gemmill Appointive Trust #2, with
                                        respect to 230,000 Existing Shares.

                                        Existing Shares: 1,273,532

                                        MELLON BANK

                                        By: /s/ Barbara F. Buckman
                                            -----------------------------------
                                            Name: Barbara F. Buckman
                                            Title: Vice President

                                        As Trustee under the Deed of Trust of
                                        Kenneth Gemmill for Helen H. Gemmill,
                                        with respect to 547,984 Existing
                                        Shares.

                                        As Trustee under the Deed of Trust of
                                        Kenneth Gemmill for Elizabeth H.
                                        Gemmill, with respect to 480,248
                                        Existing Shares.

                                        Existing Shares: 1,028,232

                                  EXHIBIT A

                  Shares Not Subject To Transfer Restrictions


                Name:                                         Number of Shares:
                ----                                          -----------------

Marian S. Ware............................................         202,512

Amworks, L.L.C............................................          61,293

Waterworks Associates, L.P ...............................         184,380

Harding Mott Family Trust.................................         238,486

Claire Investment Company.................................         149,054

Deed of Trust of Kenneth Gemmill
as appointed by Will of Catherine G. Cowen................          19,852

Deed of Trust of Kenneth Gemmill
as appointed by Will of William K.
Gemmill...................................................          25,177

John K. Gemmill Appointive
Trust #1..................................................           7,147

John K. Gemmill Appointive
Trust #2..................................................          11,500

Deed of Trust of Kenneth Gemmill
for Helen H. Gemmill......................................          27,399

Deed of Trust of Kenneth Gemmill
for Elizabeth H. Gemmill..................................          24,012

Ware Family Investments Limited...........................          21,429

Rhoda C. Ware Revocable Trust.............................          72,600

Irrevocable Trust For The Benefit
Of Nancy Wainwright.......................................          59,368

Martha Ware Irrevocable Trust.............................         100,000

Martha Ware Revocable Trust...............................           1,246

                Name:                                         Number of Shares:
                ----                                          -----------------

Irrevocable Trust For The Benefit
Of Rhoda Cobb.............................................          44,589

Rhoda C. Ware Generation
Skipping Trust............................................           1,888

                                   EXHIBIT B

                                    Notices


                Name:                                 Address:
                ----                                  --------

Marilyn Ware                                    c/o Marian S. Ware
                                                125B Lancaster Ave.
                                                Strasburg, PA 17579


Marian S. Ware                                  125B Lancaster Ave.
                                                Strasburg, PA 17579


Harding Mott Family Trust                       MFO Management Company
Attn: Frederick S. Kirkpatrick                  111 E. Court St., Suite 3-D
                                                Flint, MI 48502


Claire Investment Company                       C.S. Mott Foundation
Attn: William S. White                          Mott Foundation Building
                                                503 South Saginaw Street,
                                                12th Floor
                                                Flint, MI 48502

Ware Family Investments Limited                 222 Royal Palm Way
C/o Bessemer Trust Company of Florida           Palm Beach, FL 33480-4394
Attn: James L. Myers, Jr.

Rhoda C. Ware Revocable Trust                   222 Royal Palm Way
C/o Bessemer Trust Company of Florida           Palm Beach, FL 33480-4394
Attn: James L. Myers, Jr.
Bessemer Trust Company of Florida               222 Royal Palm Way
Attn: James L. Myers, Jr.                       Palm Beach, FL 33480-4394

Bessemer Trust Company                          100 Woodbridge Center Drive
Attn: Fred Sandstrom                            Woodbridge, NJ 07095-0980

Bankers Trust Florida, N.A.                     350 Royal Palm Way
Attn: C.B. Fischer, Jr.                         Palm Beach, FL  33480

Elizabeth Gemmill                               608 Harts Ridge Road
                                                Conshohocken, PA 19428
Mellon Bank
Attn: Barbara F. Buckman                        1735 Market Street, 3rd floor
                                                Philadelphia, PA 19103